April 10, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Commissioners:

We have read the statements made by
AmSouth Funds, which we understand
will be filed with the Commission, pursuant to Item 77K of Form NSAR-A, as part of the Fund's Form NSAR-A filing dated April 10, 2000.
We agree with the statements concerning
our Firm in such Item 77K of Form NSAR-A.

/s/ PricewaterhouseCoopers LLP